UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2007

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California		92614

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
Exhibit 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 2, 2007, Daniel J. Starck, the President and Chief Operating Officer of CorVel Corporation (the “Company”), was appointed to the additional office of Chief Executive Officer of the Company effective as of August 7, 2007. In connection with Mr. Starck’s appointment and in accordance with the Company’s Bylaws, V. Gordon Clemons resigned his title as Chief Executive Officer of the Company effective as of August 7, 2007, but will continue to serve as Chairman of the Company and will remain an employee of the Company at his current annual base salary focusing his attentions on customer relations, strategy, and product development.
     Mr. Starck, age 40, joined the Company on May 26, 2006 as President and Chief Operating Officer. Prior to joining the Company, Mr. Starck served as the Executive Vice President, Customer Services since November 2005 for Apria Healthcare Group, Inc., a provider of home healthcare services. From July 2003 to November 2005, Mr. Starck served as Apria’s Executive Vice President, Business Operations. From April 2001 to July 2003, Mr. Starck served as Division Vice President, Operations for Apria’s Pacific Division. From January 1998 to April 2001, Mr. Starck served as Regional Vice President, Operations for Apria’s Northern California Region. There are no family relationships between Mr. Starck and any of our directors or other executive officers.
     Mr. Starck is continuing under his existing employment agreement and stock options. In connection with his appointment to the office of Chief Executive Officer, however, Mr. Starck’s annual base salary was increased to $350,000 and he was granted an additional stock option to purchase 5,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Such stock option will vest as to 25% of the shares on the first anniversary of the grant date, and the remaining 75% of the shares will vest in 36 successive equal monthly installments upon completion of each month of service by Mr. Starck after the first anniversary of the grant date.
     The information regarding Mr. Starck’s existing employment agreement and stock options previously reported in Item 1.01 of the Company’s Current Report on Form 8-K (File No. 000-19291), filed with the Securities and Exchange Commission on May 30, 2006, is incorporated by reference into this Item 5.02.
Item 7.01. Regulation FD Disclosure.
     On August 7, 2007, the Company issued a press release announcing the appointment of Mr. Starck as Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1.
     The information included in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable.
     (b) Not Applicable.
     (c) Not Applicable.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 7, 2007, issued by CorVel Corporation (furnished herewith but not filed pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION

(Registrant)

Dated: August 7, 2007	/s/ DANIEL J. STARCK

Daniel J. Starck, Chief Executive Officer, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 7, 2007, issued by CorVel Corporation (furnished herewith but not filed pursuant to Item 7.01).